SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 14, 2015

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the

            Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the

            Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment

      of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 14, 2015, Mark G. Holbrook submitted his resignation as Chairman and as a member of the Board of Managers of Ministry Partners Investment Company, LLC (the “Company”). Mr. Holbrook served as the Chairman of the Company’s Board of Managers since inception of the Company and also served as the Company’s initial Chief Executive Officer and President.  The resignation was not the result of any disagreement with the Company. The Board has appointed R. Michael Lee, a current member of the Board of Managers and its Vice Chairman, to serve as Chairman of the Board of Managers.   Jerrod L. Foresman, a member of the Company’s Board of Managers and a member of the Ministry Partners Securities, LLC (“MP Securities”) Board of Managers, was appointed as Chairman of the MP Securities Board of Managers.

On May 14, 2015,  the Company held a  regular board meeting of its Board of Managers, during which it appointed Robert M. McDougall to complete Mr. Holbrook’s term of office as a Class III Manager. Mr. McDougall’s term of office will expire on May 31, 2016 or the 2016 annual meeting, whichever occurs first.    Mr. McDougall was also appointed to serve as a member of the Board of Managers of MP Securities, a wholly-owned subsidiary of the Company.  Until his appointment at the May 14, 2015 regular meeting of the Board of Managers, Mr. McDougall had not previously served as a manager of the Company or MP Securities.

Mr. McDougall currently serves as the Executive Vice President and Chief Lending Officer of Evangelical Christian Credit Union (“ECCU”).  Prior to joining ECCU, Mr. McDougall served as Senior Vice President, National Director of Management Development for J. P. Morgan Chase Bank in Claremont, California, as Training Manager for Chase Investments Services Corp. and as District Sales Manager for Wells Fargo Investments, LLC.  Mr. McDougall has over ten years of experience in the securities industry and holds a Series 6, 7 and 63 securities license.  Mr. McDougall has a wealth of experience in the securities industry, including management training, retail and consumer investment products and services.

There are no arrangements or understandings between Mr. McDougall and any other person pursuant to which he was elected to serve as a Class III Manager and there are no relationships or transactions in which Mr. McDougall has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibit is attached herewith:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 20, 2015MINISTRY PARTNERS INVESTMENT

COMPANY, LLC

/s/ James H. Overholt

James H. Overholt

President and Chief Executive Officer